UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      July 16, 2018

WILHELMINA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36589	74-2781950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1400, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 661-7488

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 16, 2018, Wilhelmina International, Inc. (the “Company”) entered into a Tenth Amendment to Credit Agreement effective July 12, 2018 (the “Tenth Amendment”) with ZB, N.A. dba Amegy Bank. The Tenth Amendment provides for an additional term loan of up to $1,000,000 which may be drawn by the Company through July 12, 2019, for the purpose of repurchases of its common stock. The additional term loan is evidenced by a promissory note (the “Second Term Note”) bearing interest at 5.15% per annum and payable in monthly installments of interest only through July 12, 2019. Thereafter, the Second Term Note is payable in monthly installments sufficient to fully amortize the outstanding principal balance in 60 months with the balance of principal and accrued interest due on July 12, 2023. The Company may prepay the Second Term Note at any time or from time to time without penalty.

The Tenth Amendment also revises the calculation of the fixed charge coverage ratio for the three quarters following the maturity date of the currently outstanding term loan, provided that such term loan is paid in full on or before its maturity date.

The foregoing description of the Tenth Amendment and Second Term Note is qualified in its entirety by reference to the definitive agreements filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(c)       Exhibits.

10.1	Tenth Amendment to Credit Agreement dated July 12, 2018, by and among Wilhelmina International, Inc., ZB, N.A. dba Amegy Bank and the guarantors signatory thereto.

10.2	Promissory Note dated July 12, 2018, by and between Wilhelmina International, Inc. and ZB, N.A. dba Amegy Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILHELMINA INTERNATIONAL, INC.

Date:	July 17, 2018	By:	/s/ James A. McCarthy
James A. McCarthy, Chief Financial Officer